INDEPENDENT AUDITORS' REPORT

To the Trustees and Investors of Tax Free Reserves Portfolio:

In planning and performing our audit of the financial statements of Tax Free Reserves Portfolio (the Portfolio) for the year ended August 31, 1998 (on which we have issued our report dated October 6, 1998), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Portfolio's internal control.

The management of the Portfolio is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition. Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the Portfolio's internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Portfolio's internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of August 31, 1998.

This report is intended solely for the information and use of management, the Board of Trustees of the Portfolio, and the Securities and Exchange Commission.

Deloitte & Touche LLP
Boston, Massachusetts
  6-Oct-98